Contact:	Michael Kirshbaum	The Advisory Board Company
	Chief Financial Officer	2445 M Street, N.W.
	202.266.5876	Washington, D.C. 20037
	jacobsg@advisory.com	www.advisoryboardcompany.com

THE ADVISORY BOARD COMPANY REPORTS
FISCAL YEAR 2008 FIRST QUARTER RESULTS

Company Reports Quarterly Revenue Growth of 16% and Contract Value Growth of 17%;
Increases Share Repurchase Program; Announces New Program Launches

WASHINGTON, D.C. — (August 2, 2007) — The Advisory Board Company (NASDAQ: ABCO) today announced financial results for the first quarter of its fiscal year ending March 31, 2008. Revenues for the quarter increased 16% to $51.1 million, from $44.2 million in the first quarter of fiscal 2007. Net income was $7.1 million, or $0.38 per diluted share, compared to $6.5 million, or $0.33 per diluted share, for the same period a year ago. Contract value grew 17% to $210.6 million as of June 30, 2007, up from $180.5 million as of June 30, 2006.

To analyze results on a comparable basis to periods prior to the implementation of SFAS No. 123R, the Company’s management uses and is providing adjusted financial results, including adjusted net income and earnings per diluted share, that exclude share-based compensation expense. Adjusted net income for the first quarter of fiscal year 2008 was $9.4 million, up from $8.6 million for the first quarter of fiscal year 2007. Adjusted earnings per diluted share for the first quarter of fiscal year 2008 increased 16% to $0.50, from $0.43 in the same quarter in the prior year. A reconciliation of the Company’s reported and adjusted results is set forth in the notes to the financial highlights table included below.

Frank Williams, Chairman and Chief Executive Officer of The Advisory Board Company, commented, “We are very pleased with our first quarter performance as we achieved strong revenue and contract value growth. Our success continues to be driven by cutting-edge, highly applicable research, as well as an ongoing focus on program innovation. Most importantly, our key business metrics are on track as we have had strong renewal performance, success in cross-selling new and existing programs and the continued addition of new member institutions to our customer roster.”

He added, “I am also pleased to announce two new program launches. The first, the Infection Control Performance Program is rooted in research feedback from member Chief Medical Officers and offers a comprehensive approach to improving clinical quality performance. Infections comprise over $5 billion in annual spending, affect over 2 million patients a year and are under increasing scrutiny from payors, employers and patients. Through best practice research and a robust, web-based analytical tool, the program aims to hardwire optimum performance in infection control and antibiotic optimization by automating surveillance, isolating root causes, instilling accountability and providing proven best practices. As always, this program benefited from the advice and guidance of a stellar group of charter members, including Stamford Hospital, Doylestown Hospital, Indiana Regional Medical Center, and Northridge Hospital Medical Center.”

Williams continued, “Our second launch, the Student Affairs Program, is especially exciting as it marks our inaugural program serving the higher education market. The education sector shares much in common with health care in terms of its large market size, fragmented delivery system and strong mission orientation. College and University executives also face a similar set of challenges stemming from rising expectations and heightened public scrutiny, growing concerns around affordability and access, and difficult questions around revenues and resource allocation. Our first foray here serves Vice Presidents for Student Affairs at major colleges and universities, providing best-practice research, networking, benchmarking, and data analysis tools to elevate member performance. As always, we have established a strong charter membership for the program, leveraging our existing university relationships and strong brand within academic circles. The group, which includes Columbia University, the University of South Carolina, the University of Alabama at Birmingham, Rice University and Washington University, has provided invaluable feedback regarding the design of the program and its inaugural research agenda.”

Outlook for the Remainder of Calendar Year 2007

The Company announced revenue guidance for the next calendar quarter of approximately $53.8 million, and increased its full year revenue guidance to approximately $211.1 million. The company has also increased its full year adjusted operating income guidance to approximately $53.4 million and adjusted earnings per diluted share guidance to $2.09. The company expects adjusted earnings per share of $0.56 for the quarter ending September 30, 2007, and $0.55 for the quarter ending December 31. 2007. The Company expects an effective income tax rate of approximately 33.3% for the remainder of fiscal year 2008.

Adjusted results exclude share-based compensation expenses and are estimated using effective tax rates and number of weighted average diluted shares calculated in accordance with accounting principles generally accepted in the United States (GAAP). Beginning in fiscal year 2008, the Company no longer excludes from its adjusted results employer taxes related to the exercise of employee stock options. See “Reconciliation of Non-GAAP Financial Measures” for additional information on adjusted financial presentations and a reconciliation with results presented in accordance with GAAP.

Share Repurchase

During the three months ended June 30, 2007, the Company repurchased 281,869 shares of its common stock at a total cost of approximately $14.3 million. To date the Company has repurchased 3,880,081 shares of its common stock at a total cost of approximately $170.4 million.

The Company also announced that its Board of Directors authorized an increase in its share repurchase program of up to an additional $50 million of the Company’s common stock, bringing the total amount authorized to be spent under the program to $250 million. Repurchases will continue to be made from time to time in open market and privately negotiated transactions subject to market conditions. No minimum number of shares has been fixed. The Company will fund its share repurchases with cash on hand and cash generated from operations. At June 30, 2007, the Company had approximately $148.4 million in cash and marketable securities and no debt.

The Company will hold an investor conference call to discuss its first quarter performance this evening, August 2, 2007, at 6:00 p.m. Eastern Standard Time. The conference call will be available via live web cast on the Company’s web site at www.advisoryboardcompany.com in the section entitled “Investor Information” found under the tab “About Us.” To participate by telephone, the dial-in number is 866.383.8003 and the access code is 13532194. Investors are advised to dial-in at least five minutes prior to the call to register. The web cast will be archived for seven days: from 8:00 p.m. Thursday, August 2, until 8:00 p.m. Thursday, August 9, 2007.

About The Advisory Board Company

The Advisory Board Company provides best practices research and analysis to the health care industry, focusing on business strategy, operations and general management issues. The Company provides best practices and research through discrete annual programs to a membership of more than 2,600 hospitals, health systems, pharmaceutical and biotech companies, health care insurers, and medical device companies in the United States. Each program typically charges a fixed annual fee and provides members with such services as best practice research reports, executive education, on-line analytical tools, and other supporting research services.

THE ADVISORY BOARD COMPANY
FINANCIAL HIGHLIGHTS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Selected
	June 30,		Growth
	2007	2006	Rates
Financial Highlights (GAAP, as reported) Revenues	$51,104	$44,205	15.6%
Cost of services	$24,288	$20,915
Member relations and marketing	$10,612	$9,442
General and administrative	$6,353	$5,365
Income from operations	$9,084	$8,113
Net income	$7,081	$6,499	9.0%
Basic earnings per share	$0.39	$0.34	14.7%
Diluted earnings per share	$0.38	$0.33	15.2%
Weighted average common shares outstanding Basic	18,110	18,939
Diluted	18,795	19,755
Financial Highlights (Adjusted) (1) Adjusted cost of services	$23,142	$19,862
Adjusted member relations and marketing	$9,905	$8,759
Adjusted general and administrative	$4,797	$3,983
Adjusted income from operations	$12,493	$11,231	11.2%
Adjusted net income	$9,358	$8,559	9.3%
Adjusted diluted earnings per share	$0.50	$0.43	16.3%
Adjusted diluted weighted average common shares outstanding	18,795	19,755
Adjusted percentages of revenues (1) Adjusted cost of services	45.3%	44.9%
Adjusted member relations and marketing	19.4%	19.8%
Adjusted general and administrative	9.4%	9.0%
Adjusted income from operations	24.4%	25.4%

(1)	In order to allow investors to assess results on a basis consistent with those used by management, the following tables reconcile GAAP to adjusted amounts for the three months ended June 30, 2007 and 2006. Adjusted results exclude the share-based compensation expense recognized by the Company in accordance with SFAS No. 123R. Adjusted results include the employer taxes paid in connection with the exercise of employee stock options of $139,000 and $103,000 for the three months ended June 30, 2007 and 2006, respectively.

THE ADVISORY BOARD COMPANY
RECONCILIATION OF GAAP TO ADJUSTED RESULTS
(In thousands, except per share data)
(Unaudited)

Three Months Ended June 30, 2007

	GAAP, as	Share-based
Financial statement descriptions	reported	compensation	Adjusted
Cost of services	$24,288	(1,146)	$23,142
Member relations and marketing	$10,612	(707)	$9,905
General and administrative	$6,353	(1,556)	$4,797
Income from operations	$9,084	3,409	$12,493
Net income	$7,081	2,277	$9,358
Diluted earnings per share	$0.38	0.12	$0.50
		Three Months Ended June 30, 2006

	GAAP, as	Share-based
Financial statement descriptions	reported	compensation	Adjusted

Cost of services	$20,915	(1,053)	$19,862
Member relations and marketing	$9,442	(683)	$8,759
General and administrative	$5,365	(1,382)	$3,983
Income from operations	$8,113	3,118	$11,231
Net income	$6,499	2,060	$8,559
Diluted earnings per share	$0.33	0.10	$0.43

Reconciliation of Non-GAAP Financial Measures

The Company believes its calculations of adjusted results to exclude equity-based compensation charges provide additional information about the Company’s ongoing operating performance. The Company’s management uses the adjusted presentations to evaluate projected operating results on a basis that is comparable to that used for periods prior to implementation of SFAS No. 123R and provides such information publicly to assist in comparisons to prior periods. For historical results, a reconciliation between results as adjusted and in conformity with GAAP is shown in the attached schedule. The Company is not able to provide a quantitative reconciliation of its outlook for the remainder of calendar year 2007 to GAAP as equity-based compensation is dependent upon a number of unknown factors, including the amount, type and timing of stock-based compensation grants and future stock prices. Because adjusted financial results are not measurements determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable as presented to other similarly titled measures of other companies.

Adjusted financial results are not measures of financial performance under GAAP and should not be viewed as a pro-forma presentation reflecting the elimination of the underlying share-based compensation programs, as those programs are an important element of the Company’s compensation structure and generally accepted accounting principles indicate that all forms of share-based payments should be valued and included as appropriate in results of operations. Management compensates for this aspect of the non-GAAP financial measures by separately evaluating its share-based compensation arrangements.

Forward Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You are hereby cautioned that these statements may be affected by certain factors, among others, set forth below and in the Company’s filings with the Securities and Exchange Commission, and consequently, actual operations and results may differ materially from the results discussed in the forward-looking statements. Factors that could cause actual results to differ materially from those indicated by forward-looking statements include, among others, the dependence on renewal of membership-based services, dependence on key personnel, the need to attract and retain qualified personnel, management of growth, new product development, competition, risks associated with anticipating market trends, industry consolidation, variability of quarterly operating results, possible volatility in the Company’s stock price, impact on our financials associated with some of our newer programs that are more dependent upon technology, the effects of adoption of SFAS No. 123R including the effect of the amount, type and timing of future stock-based compensation grants, and various factors related to income and other taxes, including whether the District of Columbia withdraws the Company’s status as a Qualified High-Tech Company. These factors are discussed more fully in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

# # #

THE ADVISORY BOARD COMPANY
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
AND OTHER OPERATING STATISTICS
(In thousands, except per share data)
	Three Months Ending		Selected
	June 30,		Growth
	2007	2006	Rates
Statements of Operations
Revenues	$51,104	$44,205	15.6%

Cost of services	24,288	20,915
Member relations and marketing	10,612	9,442
General and administrative	6,353	5,365
Depreciation	767	370
Income from operations	9,084	8,113
Interest income	1,537	1,718
Income before provision for income taxes	10,621	9,831	8.0%
Provision for income taxes	(3,540)	(3,332)
Net income	$7,081	$6,499	9.0%

Earnings per share
Basic	$0.39	$0.34
Diluted	$0.38	$0.33	15.2%
Weighted average common shares outstanding
Basic	18,110	18,939
Diluted	18,795	19,755
Contract Value (at end of period)	$210,622	$180,474	16.7%
Percentages of Revenues
Cost of services	47.5%	47.3%
Member relations and marketing	20.8%	21.4%
General and administrative	12.4%	12.1%
Depreciation and loss on disposal of assets	1.5%	0.8%
Income from operations	17.8%	18.4%
Net income	13.9%	14.7%

THE ADVISORY BOARD COMPANY
CONSOLIDATED BALANCE SHEETS
(In thousands)
	June 30,	March 31,
	2007	2007
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$14,885	$13,195
Marketable securities	12,728	12,718
Membership fees receivable, net	67,629	57,671
Prepaid expenses and other current assets	5,855	3,123
Deferred income taxes	20,173	21,673
Total current assets	121,270	108,380
Fixed assets, net	18,034	17,421
Intangible assets, net	1,043	1,011
Goodwill	5,426	5,426
Deferred incentive compensation and other charges	16,403	13,857
Deferred income taxes, net of current portion	7,399	6,629
Marketable securities	120,818	133,450
Total assets	$290,393	$286,174

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Deferred revenues	$119,724	$116,994
Accounts payable and accrued liabilities	21,346	18,721
Accrued incentive compensation	5,582	10,608
Total current liabilities	146,652	146,323
Other long-term liabilities	1,571	1,387
Total liabilities	148,223	147,710

Stockholders’ equity:
Common stock	211	208
Additional paid-in capital	192,994	181,380
Retained earnings	88,043	80,962
Accumulated elements of comprehensive income	(1,804)	(1,156)
Treasury stock	(137,274)	(122,930)
Total stockholders’ equity	142,170	138,464

Total liabilities and stockholders’ equity	$290,393	$286,174

THE ADVISORY BOARD COMPANY
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	Three Months Ended June 30,
	2007	2006
Cash flows from operating activities:
Net income	$7,081	$6,499
Adjustments to reconcile net income to net cash provided by
operating activities -
Depreciation	767	370
Amortization of intangible assets	57	45
Deferred income taxes	3,018	2,976
Excess tax benefits from share-based payments	(2,008)	(2,392)
Share-based payment expense	3,409	3,116
Amortization of marketable securities premiums	194	286
Changes in operating assets and liabilities:
Member fees receivable	(9,958)	(9,782)
Prepaid expenses and other current assets	(710)	(47)
Deferred incentive compensation and other charges	(2,546)	(1,189)
Deferred revenues	2,730	2,678
Accounts payable and accrued liabilities	2,625	(1,285)
Accrued incentive compensation	(5,026)	(2,596)
Other liabilities	184	374

Net cash flows used in operating activities	(183)	(947)

Cash flows from investing activities:
Purchases of property and equipment	(1,380)	(2,300)
Capitalized software development costs	(89)	(118)
Redemption of marketable securities	13,500	3,000
Purchases of marketable securities	(2,000)	(8,000)
Net cash flows provided by (used in) investing activities	10,031	(7,418)

Cash flows from financing activities:
Proceeds on issuance of stock from exercise of stock options	4,063	1,618
Proceeds on issuance of stock under employee stock purchase plan	115	102
Excess tax benefits from share-based compensation arrangements	2,008	2,392
Purchases of treasury stock	(14,344)	(8,500)
Net cash flows used in financing activities	(8,158)	(4,388)

Net increase (decrease) in cash and cash equivalents	1,690	(12,753)
Cash and cash equivalents, beginning of period	13,195	21,678
Cash and cash equivalents, end of period	$14,885	$8,925